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                      EXHIBIT 23.2    CONSENT OF BKD, LLP




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                          INDEPENDENT AUDITOR'S CONSENT



We consent to the inclusion of our report dated August 3, 2001 on the consolidated financial statements of First Bancorp of Indiana, Inc. and Subsidiary as of June 30, 2001 and for each of the years in the three-year period then ended in the Registration Statement on Form S-8 filed by First Bancorp of Indiana, Inc. with the United States Securities and Exchange Commission.


/s/ BKD, LLP

Evansville, Indiana
December 28, 2001